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                                                              EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the U.S. Bioscience, Inc. 1999 Incentive Compensation Plan and related prospectus, of our report dated February 15, 1999, with respect to the consolidated financial statements of U.S. Bioscience, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                         /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
May 7, 1999